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                                                                   Exhibit (h.9)

Transfer Agency and Service Agreement

                                   APPENDIX A
                                  iShares, Inc.

iShares MSCI Australia Index Fund
iShares MSCI Austria Index Fund
iShares MSCI Belgium Index Fund
iShares MSCI Brazil Index Fund
iShares MSCI BRIC Index Fund
iShares MSCI Canada Index Fund
iShares MSCI Chile Index Fund
iShares MSCI Emerging Markets Index Fund iShares MSCI EMU Index Fund iShares MSCI France Index Fund iShares MSCI Germany Index Fund iShares MSCI Hong Kong Index Fund iShares MSCI Israel Capped Investable Market Index Fund iShares MSCI Italy Index Fund iShares MSCI Japan Index Fund iShares MSCI Japan Small Cap Index Fund iShares MSCI Malaysia Index Fund iShares MSCI Mexico Index Fund iShares MSCI Netherlands Index Fund iShares MSCI Pacific ex-Japan Index Fund iShares MSCI Singapore Index Fund iShares MSCI South Africa Index Fund iShares MSCI South Korea Index Fund iShares MSCI Spain Index Fund iShares MSCI Sweden Index Fund iShares MSCI Switzerland Index Fund iShares MSCI Taiwan Index Fund iShares MSCI Thailand Investable Market Index Fund iShares MSCI Turkey Investable Market Index Fund iShares MSCI United Kingdom Index Fund

Amended and Approved by the Board of Directors of iShares, Inc. on March 4-5, 2008.